UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 10, 2007, the Federal Home Loan Bank of Chicago (the "Bank") entered into a Consent Order to Cease and Desist ("C&D Order") with its regulator, the Federal Housing Finance Board (the "Finance Board"). Under the terms of the C&D Order, capital stock repurchases and redemptions, including redemptions upon membership withdrawal or other termination, require prior approval of the Director of the Office of Supervision of the Finance Board ("OS Director").

At the request of the Bank, on July 24, 2008, the Finance Board amended the C&D Order to allow the Bank to repurchase or redeem any capital stock issued to support new advances after repayment of those new advances. Specifically, under the C&D Order, as amended, the Bank may repurchase or redeem any capital stock upon the following conditions:

  the capital stock was issued on or after July 24, 2008;
  the Bank issued the stock solely in order to allow a member to obtain a new advance, provided that such member's aggregate outstanding advances do not exceed 20 times the amount of Bank capital stock held by such member as required by the Federal Home Loan Bank Act ("FHLB Act");
  the member has repaid in full the advance that was obtained using the newly issued capital stock;
  subsequent to the redemption or repurchase of the newly issued stock, the Bank remains in compliance with any applicable minimum capital requirement; and
  the redemption or repurchase does not otherwise cause the Bank to violate a provision of the FHLB Act.

Notwithstanding the above, the OS Director may direct the Bank not to redeem or repurchase stock if, in his sole discretion, the continuation of such transactions would be inconsistent with maintaining the capital adequacy of the Bank and its continued safe and sound operations, although such action by the OS Director would not preclude redemption or repurchase of stock issued by the Bank prior to the date on which the OS Director takes such action.

The Bank is sending to its members a letter informing them about the amendment to the C&D Order. The text of the letter is included as Exhibit 99.1 to this report.

The information being furnished pursuant to Items 7.01 and 9.01 on this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terminology, such as "preliminary," "anticipates," "believes," "expects," "could," "plans," "estimates," "may," "should," "will," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk factors set forth in the Bank's periodic filings with the Securities and Exchange Commission, which are available on the Bank's Web site at www.fhlbc.com. The Bank assumes no obligation to update any forward-looking statements made in this release.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
99.1	Letter to Members, dated July 24, 2008, from President and CEO of the Bank

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: July 24, 2008	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary